Exhibit 99.2

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

QUESTIONS AND ANSWERS FOR STOCKHOLDERS

September 10, 2007

We have tried to anticipate questions you may have relating to the acquisition of the companies that provide Inland Western with business management and advisor services and property management services via four separate mergers, collectively referred to as the “Merger.”  The following questions and answers are based upon the detailed information contained in the proxy statement, which you should read and rely upon in casting your vote.  You may obtain information incorporated by reference in the proxy statement without charge by following the instructions under “Information About the Annual Meeting – Where You Can Find More Information About Us” on pg. 5 of the proxy statement.

Q:

What am I being asked to vote on at the Annual Meeting?

A:

You are being asked to vote on the following three proposals:

•

Ratification of our entry into the Merger Agreement to acquire Inland Western Retail Real Estate Advisory Services, Inc. or our Business Manager/Advisor; and Inland Southwest Management Corp., Inland Northwest Management Capital, Inland Western Management Corp., or our Property Managers, and our approval of the Merger;

•

Election of seven directors; and

•

Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

Q:

What companies are parties to the Merger Agreement?

A:

The following companies are the parties to the Merger Agreement:  IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., each a newly formed subsidiary of ours; our Property Managers; our Business Manager/Advisor; Inland Real Estate Investment Corporation or our Sponsor; IWEST Merger Agent, LLC; and us.

You own stock in Inland Western Retail Real Estate Trust, Inc., which is a real estate investment trust, or REIT. Our business is primarily acquiring, developing, operating, leasing and managing multi-tenant shopping centers and single-user net lease properties.

Our sponsor is an affiliate of The Inland Group, Inc., or Inland.  Inland is comprised of a group of affiliated, privately owned companies involved in several aspects of the commercial real estate business, including investments, mortgage loan, risk and tax assessment, property management and asset management.

IWEST Merger Agent, LLC is the agent for certain stockholders of each of our Property Managers, which we refer to as the PM Stockholder Agent.  The PM Stockholder has been appointed in accordance with an agent appointment agreement, to act, as summarized and described in the Merger Agreement, on behalf of the stockholders of the Property Managers who are bound to the terms of the Merger Agreement by their appointment of the PM Stockholder Agent.

As with each REIT sponsored by our sponsor, we began operations with only a few properties.  Historically, Inland has found it economically preferable to not build a large internal infrastructure initially, but rather to have the REITs externally managed at inception.  We entered into contracts with our Property Managers for property management services and with our Business Manager/Advisor to counsel on and conduct the other aspects of our day-to-day business. Since our inception in 2003, our seven member board, four of whom are independent and not affiliated with Inland has governed our company.

Q:

Is the proposed Merger fair to stockholders?

A:

Because of the related-party nature of the proposed Merger, our board of directors or board formed a special committee comprised only of independent directors to consider the Merger and alternatives to such a transaction.  The special committee retained independent legal and financial advisors to assist in the evaluation and negotiation of the Merger.  The special committee also obtained a fairness opinion from its independent financial advisor, William Blair & Company, LLC, which we refer to as William Blair, which concluded that, subject to certain assumptions, limitations and qualifications set forth in the opinion, the aggregate share consideration to be paid by us pursuant to the Merger Agreement to acquire our Business Manager/Advisor and Property Managers was fair, from a financial point of view, to us and our stockholders.

Q:

What will be the impact of the Merger on the current stockholders?

A:

If the Merger is ratified by our stockholders, we will issue approximately 37,500,000 shares of our common stock to the stockholders of our Business Manager/Advisor and Property Managers as consideration for those four companies, which is approximately 7.7% of our common stock after giving effect to the Merger.  We expect that the distributions paid on approximately 37,500,000 shares, plus the incremental general and administrative costs of self-administration, will be less than the advisory and property management fees plus cost reimbursements we are currently paying under our existing contracts with our Business Manager/ Advisor and Property Managers.   Upon closing, the Merger is expected to be accretive to funds from operations by at least $0.08 per share for the first full year following the Merger, and it is estimated to be increasingly accretive in subsequent years ..

Q:

What are the reasons for the proposed Merger?

A:

Many stock analysts and institutional investors have a preference for “self-administered” REITs, which have a dedicated management team and staff strictly focused on the REIT’s day-to-day business. In the future, we may wish to list our shares on a national exchange. Our board believes that such a future listing would be better received by the investment community, and potentially result in a higher valuation for our company, if we are self-administered.

In addition, acquiring our Business Manager/Advisor means that we will not have to pay fees to our Business Manager/Advisor relating to the sale of any of our properties that we choose to sell in the future.

See “The Merger – Reasons for Merger” in the proxy statement for additional reasons for the proposed Merger.

Q:

How was the Merger process conducted and what was the process to determine the Merger consideration?

A:

Our board established a special committee, comprised of four independent, non-affiliated directors, to evaluate alternatives and make recommendations with respect to the Merger.  The special committee retained its own independent counsel, the law firm of Sidley Austin LLP, and its own independent financial advisor, William Blair, who provided the special committee and our board with a fairness opinion, the full text of which is attached in Appendix B to the proxy statement.   After a more than 14-month due diligence and negotiation process, the special committee recommended entry into the Merger Agreement and approval of the Merger.

Q:

Why is the Merger occurring now?

A:

Our board elected not to wait and pursue the option outlined in this proxy statement whereby we could acquire our Business Manager/Advisor and Property Managers under the terms of the existing advisory agreement and property management agreement, beginning in September and May 2008, respectively, which could have resulted in approximately 54.1 million shares issued instead of the 37,500,000 shares in connection with such acquisition.

See “The Merger – Reasons for Merger” in the proxy statement for additional information relating to the timing of the proposed Merger.

Q:

Who will be the management team and our employees?

A:

If the Merger is approved, our management team is expected to include Michael J. O’Hanlon as president and chief executive officer, Steven P. Grimes as chief operating officer and chief financial officer, Shane C. Garrison as chief investment officer and Niall J. Byrne as our vice president and president of the property managers.  Mr. O’Hanlon brings over 30 years of industry experience to the team, and as senior vice president, director of asset management with our sponsor since 2005, has been responsible for implementing the strategic direction and value enhancement of multiple Inland portfolios.  Mr. Grimes has been our treasurer and principal financial officer, and has been the chief financial officer of our Business Manager/Advisor, since 2004 and during that time has overseen the acquisition of over $7.7 billion in real estate assets and led our Sarbanes-Oxley Act compliance efforts.  Mr. Garrison has been with Inland US Management, one of the property management companies advising Inland Western since 2004; as a vice president, he has focused his asset management skills solely on our portfolio, and has also concentrated on building the joint venture development platform for us for over two years.  Mr. Byrne has been a senior vice president with our Property Managers, overseeing the overall property management functions for the 46 million square foot portfolio.  In addition, we are acquiring more than 250 employees of Inland and our Property Managers.

Q:

Are there any consulting agreements that exist in connection with the Merger?

A:

Yes, there are three-year non-compensation consulting agreements with each of Daniel L. Goodwin, G. Joseph Cosenza and Robert D. Parks, three of Inland’s founding partners that will become effective upon the closing of the Merger.

Q:

What are the tax consequences to us of the proposed Merger?

A:

Following the Merger we expect, based in part upon an opinion of our counsel we will receive at the closing, to continue to be taxed as a REIT for federal income tax purposes.

Q:

What happens if I do not vote on the proposed Merger?

A:

Every stockholder vote is important.  The Merger proposal will only pass if it receives the affirmative vote of a majority of the votes cast on the matter at our 2007 annual meeting (if a quorum is present) other than votes cast with respect to shares held by, or held by an affiliate of, our interested directors, Inland, our sponsor or certain stockholders of our Property Managers.

Q:

How do I vote?

A:

You have four options. You can mail your marked and signed proxy card in the enclosed postage-paid envelope. You can authorize your proxy to be voted by calling a toll-free telephone number. You can also access a website address which will allow you to authorize your proxy to be voted by Internet. Or, you can vote your shares in person at our Annual Meeting on November 13, 2007. See “Instruction Guide for Authorizing Your Proxy” on page i of the proxy statement for details.

Q:

Can I change my vote?

A:

Yes, you may change your vote electronically via the Internet at www.proxyvoting.com/INWEST until 11:59 p.m. Eastern Time on November 12, 2007, by telephone by the same deadline, or in person via a proxy card at the Annual Meeting prior to the vote tabulation.

Q:

Why is this being submitted to our stockholders?

A:

There is no legal requirement to submit the Merger to our stockholders.  Because we believe it is desirable to obtain your ratification of our entry into the Merger Agreement and our approval of the Merger, we have made your ratification a condition to the closing of the Merger.  If the Merger proposal is not approved, we will continue to operate under our current management structure, paying fees and cost reimbursements to our Property Managers and our Business Manager/Advisor under their contracts and our Board will examine its other alternatives.

Q:

How does our Board recommend that I vote on the Merger proposal?

A:

Our Board unanimously recommends that you vote FOR the Merger proposal.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger transaction, Inland Western has filed a Form 8-K, a definitive proxy statement and other materials with the SEC.  Investors and security holders are advised to read the proxy statement because it contains important information about the parties to the proposed merger transaction. Certain of the company’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed merger transaction. Information regarding such individuals is included in the company’s Annual Report on Form 10-K, as amended by the company’s Annual Report on Form 10K/A previously filed with the SEC, and is included in the proxy statement relating to the proposed merger. Stockholders and investors may obtain additional information regarding the interests of Inland Western and its directors and executive officers in the proposed merger transaction, which may be different than those of the company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, which was filed with the SEC.  Stockholders and investors may obtain a free copy of the proxy statement and other relevant documents when they become available, as well as other materials filed with the SEC concerning the company, at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Vice President –Administration.

These questions and answers for stockholders contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements.  Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the company’s filings with the SEC.